November 7, 2016 Third Quarter 2016 Earnings Conference Call 1 Third Quarter 2016 Earnings Conference Call

November 7, 2016 Third Quarter 2016 Earnings Conference Call 2 Forward Looking Statements This presentation may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "believe," "expect," "estimate," "plan," "will," "may," and the negative of these and similar expressions generally identify forward- looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Flamel's control and could cause actual results to differ materially from the results contemplated in such forward-looking statements. These risks, uncertainties and contingencies include the risks relating to: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz® and Vazculep® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for the two pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; our dependence on the performance of third parties in partnerships or strategic alliances for the commercialization of some of our products; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; our dependence on key personnel to execute our business plan; the amount of additional costs we will incur to comply with U.S. securities laws as a result of our ceasing to qualify as a foreign private issuer; and the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015, all of which filings are also available on the Company's website. Flamel undertakes no obligation to update its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

November 7, 2016 Third Quarter 2016 Earnings Conference Call 3 Call Outline  Phase III Trial Initiation – REST-ON  Sodium Oxybate Patent Landscape  Base Business Overview  Akovaz™  Bloxiverz®  Vazculep®  Business Development Status  Cross-Border Merger & Name Change  Overview of Income Statement  Revenue  Expenses  Tax  Non-GAAP Results  Revenue by Business Segment  Guidance

November 7, 2016 Third Quarter 2016 Earnings Conference Call 4 REST-ON Phase III Trial  Initiation of Phase III Pivotal Trial (REST-ON) announced (Sept 26th)  Special Protocol Assessment process completed (Oct 6th)  Sites in Canada and Germany have started screening and enrollment  Expect to dose first patient before year end  First U.S. site expected to initiate patient enrollment January 2017  Goal to complete patient enrollment by 4Q 2017

November 7, 2016 Third Quarter 2016 Earnings Conference Call 5 Sodium Oxybate IP Landscape  JAZZ – 6 of 7 REMS patents overturned by PTAB  Settled with Wockhardt & Ranbaxy for 2026 generic entry  Yet to settle with other filers – including first to file, Roxane (Hikma)  ‘306 patent for concomitant dosing of sodium oxybate and valproate / divalproex sodium still in place (exp. 2033)  ‘306 patent to be evaluated again during trial with Roxane  Label requirements for NDA filers are not the same as for ANDAs, even through 505(b)(2) Flamel will have unique REMS & strong patent strategy for ‘306

November 7, 2016 Third Quarter 2016 Earnings Conference Call 6 Base Business • Akovaz launched Aug 2016 • $5.6 million in revenues 3Q 2016 • On target to exit 2016 with 20-30% market share • Averaged 40% neostigmine market during 3Q 2016 • $15.6 million in revenues 3Q 2016 • Smaller overall market volume and increased competition resulted in lower revenues – anticipate stable market Q4 • Share remained stable in 3Q 2016 • $9.3 million in revenues 3Q 2016 • Expect market to remain stable going forward Akovaz™ Bloxiverz® Vazculep®

November 7, 2016 Third Quarter 2016 Earnings Conference Call 7 Business Development  4th Unapproved Marketed Drug identified – awaiting feedback from FDA on potential clinical work  Looking to grow inorganically – searching for accretive commercial stage products to fold into FSC  Actively seeking licensing deal for Trigger Lock™  Actively seeking licensing or sale of Medusa™

November 7, 2016 Third Quarter 2016 Earnings Conference Call 8 Coming soon…  Avadel Pharmaceuticals plc (NASDAQ: AVDL)  “AdVAnced DELivery”  Cross-border merger from France to Ireland effective January 1, 2017  No changes to capital structure or share count COMPANY WILL CONTINUE TO OPERATE AS FLAMEL TECHNOLOGIES SA UNTIL JANUARY 1, 2017

November 7, 2016 Third Quarter 2016 Earnings Conference Call 9 GAAP Financial Results (in $000s) Q3 2016 Q2 2016 Q3 2015 Q3 2016 vs. Q2 2016 Q3 2016 vs. Q3 2015 Revenue 32,087$ 38,858$ 47,313$ (6,771)$ (15,226)$ Cost of products and services sold 2,844 3,907 2,087 (1,063) 757 Research and development expenses 8,143 7,604 7,221 539 922 Selling, general and admin expenses 12,740 11,290 4,568 1,450 8,172 Intangible asset amortization 3,702 3,702 3,141 - 561 Fair value adjustments of contingent consideration 20,848 23,898 44,782 (3,050) (23,934) Operating Expenses 48,277 50,401 61,799 (2,124) (13,522) Operating income (loss) (16,190) (11,543) (14,486) (4,647) (1,704) Interest & Other Expense (net) (2,656) (966) (6,287) (1,690) 3,631 Income (loss) before income taxes (18,846) (12,509) (20,773) (6,337) 1,927 Income tax provision 3,451 7,449 7,302 (3,998) (3,851) Net loss (22,297)$ (19,958)$ (28,075)$ (2,339)$ 5,778$ Diluted loss per share (0.54)$ (0.48)$ (0.69)$ (0.06)$ 0.15$ Difference - Inc./(Dec.)

November 7, 2016 Third Quarter 2016 Earnings Conference Call 10 Non-GAAP Financial Results (in $000s) Q3 2016 Q2 2016 Q3 2015 Q3 2016 vs. Q2 2016 Q3 2016 vs. Q3 2015 Revenue 32,087$ 38,858$ 47,313$ (6,771)$ (15,226)$ Cost of products and services sold 2,844 3,145 2,087 (301) 757 Research and development expenses 8,143 7,604 7,221 539 922 Selling, general and admin expenses 12,740 11,290 4,568 1,450 8,172 Intangible asset amortization - - - - - Fair value adjustments of contingent consideration 5,884 6,992 9,027 (1,108) (3,143) Operating Expenses 29,611 29,031 22,903 580 6,708 Operating income (loss) 2,476 9,827 24,410 (7,351) (21,934) Interest & Other Expense (net) (559) (814) (1,014) 255 455 Income (loss) before income taxes 1,917 9,013 23,397 (7,096) (21,480) Income tax provision 5,416 9,998 10,255 (4,581) (4,839) Net loss (3,499)$ (985)$ 13,142$ (2,515)$ (16,641)$ Diluted loss per share (0.08)$ (0.02)$ 0.32$ (0.06)$ (0.40)$ Difference - Inc./(Dec.) *Reconciliations from GAAP to Non-GAAP can be found in the appendix

Product Sales

(in $000s)

	Q3 2016	Q2 2016	Q3 2015	Difference - Inc./(Dec.) Q3 2016 vs. Q2 2016	Difference - Inc./(Dec.) Q3 2016 vs. Q3 2015
Bloxiverz	$ 15,591	$ 25,620	$ 41,243	$ (10,029)	$ (25,652)
Vazculep	9,340	10,421	5,605	(1,081)	3,735
Akovaz	5,568	-	-	5,568	5,568
Other	841	2,124	465	(1,283)	376
Total product sales and services	$ 31,340	$ 38,165	$ 47,313	$ (6,825)	$ (15,973)
License and research revenue	$ 747	$ 693	$ -	$ 54	$ 747
Total revenues	$ 32,087	$ 38,858	$ 47,313	$ (6,771)	$ (15,226)

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Third Quarter 2016 Earnings Conference Call
November 7, 2016
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November 7, 2016 Third Quarter 2016 Earnings Conference Call 12 Cash Flow Summary (in $000s) 2016 2015 TOTAL Cash and Marketable Securities Beginning Balance 144,802$ 92,834$ Operating Cash Flows (excluding tax and earnout/royalty payments) 47,154 92,377 Tax Payments (22,200) (34,382) Earnout/Royalty Payments (24,229) (17,596) Repayment of Debt - (4,965) Issuance of Ordinary Shares and Warrants - 6,990 Other 915 (4,528) FX 3,225 (2,358) Change in Total 4,865 35,538 Ending Balance 149,667$ 128,372$ Nine Months Ended September 30,

November 7, 2016 Third Quarter 2016 Earnings Conference Call 13 Full-Year 2016 Guidance Current PREVIOUS Revenue $133M - $143M $125M - $140M Research & Development Expenses $30M - $40M $30M - $40M

November 7, 2016 Third Quarter 2016 Earnings Conference Call 14 Question & Answer

November 7, 2016 Third Quarter 2016 Earnings Conference Call 15 Appendix

GAAP to Non-GAAP Reconciliations

Three Months Ended September 30, 2016:

(in thousands - USD$)

	GAAP	Adjustments: Exclude: Intangible asset amortization	Adjustments: Exclude: Foreign exchange (gain)/loss	Adjustments: Exclude: Contingent related party payable fair value remeasurements	Adjustments: Include: Contingent related party payable paid/accrued	Total Adjustments	NON-GAAP
Product sales and services	$ 31,340	$ -	$ -	$ -	$ -	$ -	$ 31,340
License and research revenue	747	-	-	-	-	-	747
Total revenue	**32,087**	-	-	-	-	-	**32,087**
Cost of products and services sold	2,844	-	-	-	-	-	2,844
Research and development expenses	8,143	-	-	-	-	-	8,143
Selling, general and administrative expenses	12,740	-	-	-	-	-	12,740
Intangible asset amortization	3,702	(3,702)	-	-	-	(3,702)	-
Changes in fair value of related party contingent consideration	20,848	-	-	(20,848)	5,884	(14,964)	5,884
Total operating expenses	**48,277**	**(3,702)**	**-**	**(20,848)**	**5,884**	**(18,666)**	**29,611**
Operating income (loss)	**(16,190)**	**3,702**	**-**	**20,848**	**(5,884)**	**18,666**	**2,476**
Investment Income	490	-	-	-	-	-	490
Interest Expense	(264)	-	-	-	-	-	(264)
Other Expense - changes in fair value of related party payable	(1,828)	-	-	1,828	(785)	1,043	(785)
Foreign exchange gain (loss)	(1,054)	-	1,054	-	-	1,054	-
Income (loss) before income taxes	**(18,846)**	**3,702**	**1,054**	**22,676**	**(6,669)**	**20,763**	**1,917**
Income tax provision	3,451	1,329	-	1,021	(385)	1,965	5,416
Income Tax Rate	*(18%)*	*36%*	*-*	*5%*	*6%*	*9%*	*283%*
Net Loss	**$ (22,297)**	**$ 2,373**	**$ 1,054**	**$ 21,655**	**$ (6,284)**	**$ 18,798**	**$ (3,499)**
Net loss per share - Diluted	**$ (0.54)**	**$ 0.06**	**$ 0.03**	**$ 0.52**	**$ (0.15)**	**$ 0.46**	**$ (0.08)**
Weighted average number of shares outstanding - Diluted	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*

FLAMEL technologies
Third Quarter 2016 Earnings Conference Call
November 7, 2016
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GAAP to Non-GAAP Reconciliations

Three Months Ended June 30, 2016:

(in thousands - USD$)

	GAAP	Adjustments: Exclude: Intangible asset amortization	Exclude: Foreign exchange (gain)/loss	Exclude: Purchase accounting adjustments - FSC	Exclude: Contingent related party payable fair value remeasurements	Include: Contingent related party payable paid/accrued	Total Adjustments	NON-GAAP
Product sales and services	$ 38,165	$ -	$ -	$ -	$ -	$ -	$ -	$ 38,165
License and research revenue	*693*	-	-	-	-	-	-	*693*
Total revenue	**38,858**	-	-	-	-	-	-	**38,858**
Cost of products and services sold	3,907	-	-	(762)	-	-	(762)	3,145
Research and development expenses	7,604	-	-	-	-	-	-	7,604
Selling, general and administrative expenses	11,290	-	-	-	-	-	-	11,290
Intangible asset amortization	3,702	(3,702)	-	-	-	-	(3,702)	-
Changes in fair value of related party contingent consideration	23,898	-	-	-	(23,898)	6,992	(16,906)	6,992
Total operating expenses	**50,401**	**(3,702)**	**-**	**(762)**	**(23,898)**	**6,992**	**(21,370)**	**29,031**
Operating income (loss)	**(11,543)**	**3,702**	**-**	**762**	**23,898**	**(6,992)**	**21,370**	**9,827**
Investment Income	390	-	-	-	-	-	-	390
Interest Expense	(263)	-	-	-	-	-	-	(263)
Other Expense - changes in fair value of related party payable	(2,773)	-	-	-	2,773	(941)	1,832	(941)
Foreign exchange gain (loss)	1,680	-	(1,680)	-	-	-	(1,680)	-
Income (loss) before income taxes	**(12,509)**	**3,702**	**(1,680)**	**762**	**26,671**	**(7,933)**	**21,522**	**9,013**
Income tax provision	7,449	1,329	-	266	1,414	(460)	2,549	9,998
Income Tax Rate	*(60%)*	*36%*	-	*35%*	*5%*	*6%*	*12%*	*111%*
Net Loss	**$ (19,958)**	**$ 2,373**	**$ (1,680)**	**$ 496**	**$ 25,257**	**$ (7,473)**	**$ 18,973**	**$ (985)**
Net loss per share - Diluted	**$ (0.48)**	**$ 0.06**	**$ (0.04)**	**$ 0.01**	**$ 0.61**	**$ (0.18)**	**$ 0.46**	**$ (0.02)**
Weighted average number of shares outstanding - Diluted	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*	*41,241*

FLAMEL technologies

Third Quarter 2016 Earnings Conference Call

November 7, 2016

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GAAP to Non-GAAP Reconciliations

Three Months Ended September 30, 2015:

(in thousands - USD$)

		Adjustments					
		Exclude			Include		
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Contingent related party payable fair value remeasurements	Contingent related party payable paid/accrued	Total Adjustments	NON-GAAP
Product sales and services	$ 47,313	$ -	$ -	$ -	$ -	$ -	$ 47,313
License and research revenue	-	-	-	-	-	-	-
Total revenue	**47,313**	-	-	-	-	-	**47,313**
Cost of products and services sold	2,087	-	-	-	-	-	2,087
Research and development expenses	7,221	-	-	-	-	-	7,221
Selling, general and administrative expenses	4,568	-	-	-	-	-	4,568
Intangible asset amortization	3,141	(3,141)	-	-	-	(3,141)	-
Changes in fair value of related party contingent consideration	44,782	-	-	(44,782)	9,027	(35,755)	9,027
Total operating expenses	**61,799**	**(3,141)**	-	**(44,782)**	**9,027**	**(38,896)**	**22,903**
Operating income (loss)	**(14,486)**	**3,141**	-	**44,782**	**(9,027)**	**38,896**	**24,410**
Investment Income	197	-	-	-	-	-	197
Interest Expense	-	-	-	-	-	-	-
Other Expense - changes in fair value of related party payable	(6,644)	-	-	6,644	(1,211)	5,433	(1,211)
Foreign exchange gain (loss)	160	-	(160)	-	-	(160)	-
Income (loss) before income taxes	**(20,773)**	**3,141**	**(160)**	**51,426**	**(10,237)**	**44,170**	**23,397**
Income tax provision	7,302	1,099	(48)	2,325	(424)	2,953	10,255
Income Tax Rate	*(35%)*	*35%*	*30%*	*5%*	*4%*	*7%*	*44%*
Net Loss	**$ (28,075)**	**$ 2,042**	**$ (112)**	**$ 49,101**	**$ (9,814)**	**$ 41,217**	**$ 13,142**
Net loss per share - Diluted	**$ (0.69)**	**$ 0.05**	**$ -**	**$ 1.20**	**$ (0.24)**	**$ 1.01**	**$ 0.32**
Weighted average number of shares outstanding - Diluted	*40,625*	*40,625*	*40,625*	*40,625*	*40,625*	*40,625*	*40,625*

FLAMEL technologies
Third Quarter 2016 Earnings Conference Call
November 7, 2016
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